UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, UTStarcom, Inc. (the “Company”) entered into an agreement to sell UTStarcom Personal Communications LLC, a wholly-owned subsidiary of the Company (“PCD”) pursuant to a Merger Agreement (the “Merger Agreement”) by and among the Company, PCD, Personal Communications Devices Holdings, LLC (“Buyer”) and Personal Communications Devices, LLC, a wholly-owned subsidiary of Buyer (“MergerCo”).  The Merger Agreement provides for the merger of PCD with and into MergerCo, with MergerCo continuing as the surviving corporation (the “Merger”).  Buyer is an entity controlled by AIG Investments and certain other investors.

The total Merger consideration to the Company of approximately $240 million ($24.3 million of which is subject to escrow and may be subject to a post-closing adjustment to the purchase price, if any, and certain other contingencies as described in the Merger Agreement) is based primarily on the working capital of PCD as of the closing of the transaction, subject to certain adjustments. Pursuant to the terms of the Merger Agreement, the Company may be entitled to receive up to an additional $50 million earnout payment in 2011 based on the achievement of forecasted earnings of MergerCo through December 31, 2010.  The Merger Agreement contains customary representations, warranties, and covenants, including indemnification obligations of the Company and Buyer.

The foregoing description of the Merger and the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.  The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 1, 2008, the Company issued a press release announcing that it had entered into the Merger Agreement.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger described in Item 1.01 above, Philip Christopher’s employment with the Company terminated effective July 1, 2008.  Mr. Christopher was President of PCD and a named executive officer of the Company prior to that date.  In connection with the Merger and Mr. Christopher’s termination of employment, the Compensation Committee of the Board recommended, and the Board approved, payment of a bonus to Mr. Christopher in the amount of $1,535,714, less applicable withholding.  As a condition to receiving the bonus payment from the Company, Mr. Christopher is required to sign and not revoke a waiver and release of all claims arising out of his termination of employment and a nondisparagement agreement.  The Company will also pay a premium in the amount of $52,221 on a term life insurance policy for Mr. Christopher’s benefit.

Item 9.01   Financial Statements and Exhibits.

 (d)              Exhibits

Exhibit Number	Description
2.1

Merger Agreement, dated as of June 30, 2008, by and among UTStarcom, Inc., UTStarcom Personal Communications Devices LLC, Personal Communications Devices, LLC and Personal Communications Devices Holdings, LLC

99.1	Press Release dated July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: July 7, 2008	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Merger Agreement, dated as of June 30, 2008, by and among UTStarcom, Inc., UTStarcom Personal Communications Devices LLC, Personal Communications Devices, LLC and Personal Communications Devices Holdings, LLC

99.1	Press Release dated July 1, 2008